UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

Knowles Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 Maplewood Drive
Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-250-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Founders’ and Annual Equity Grants

On March 7, 2014, Knowles Corporation (the “Company”) granted equity awards to certain executive officers and select key employees of the Company under the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “Plan”), including the following awards to the named executive officers of the Company:

Named Executive Officer	Founders’ Restricted Stock Units	Founders’ Stock Options	Annual Restricted Stock Units	Annual Stock Options
Jeffrey S. Niew	54,182	177,778	33,864	133,333
John S. Anderson	10,159	33,333	9,482	37,333
David W. Wightman	4,064	13,333	4,064	16,000
Michael A. Adell	13,546	44,444	8,127	32,000
Raymond D. Cabrera	10,159	33,333	4,064	16,000

The founders’ restricted stock unit (“RSU”) and stock option grants vest in equal parts on the third and fourth anniversaries of the date of grant (March 7, 2017 and 2018) and the annual RSU and stock option grants vest in equal parts on the first three anniversaries of the date of grant or the following business day (March 9, 2015, March 7, 2016 and March 7, 2017), in each case subject to the terms and conditions of the Plan. The RSUs and stock options are to be settled in shares of the Company’s common stock. The stock options each have an exercise price of $29.53, which was the closing price per share of the Company’s common stock on the New York Stock Exchange on March 7, 2014.

The RSU awards were granted pursuant to a Restricted Stock Unit Award Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, and the stock option awards were granted pursuant to a Stock Option Award Agreement, the form of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Separation-Related Equity Adjustments

In connection with the separation (the “Separation”) of the Company from Dover Corporation (“Dover”), the Company and Dover entered into an Employee Matters Agreement dated February 28, 2014. Pursuant to such Agreement, on March 7, 2014, all stock appreciation rights relating to Dover’s common stock (the “Dover SARs”) outstanding immediately prior to the Separation that were held by persons who were employees of the Company immediately after the Separation, including the named executive officers of the Company, were converted into new stock appreciation rights under the Plan (the “Converted SARs”) based on a ratio of 3.004 (the “Ratio”), which represents the average five-day pre-Separation price of Dover common stock over the average five-day post-Separation price of the Company’s common stock. The number of Dover SARs held by each such employee was multiplied by the Ratio to determine the number of Converted SARs granted to such employee. The exercise price of each such Dover SARs was divided by the Ratio to determine the exercise price of the respective Converted SARs.

In addition, all performance shares relating to Dover’s common stock with a performance period ending after the Separation (the “Dover Performance Shares”) that were held by persons who were employees of the Company immediately after the Separation, including the named executive officers of the Company, were converted into new time-based RSUs under the Plan (the “Converted RSUs”). The number of shares of Dover’s common stock that would be payable upon the settlement of the Dover Performance Shares (assuming target performance levels) was multiplied by the Ratio to determine the number of Converted RSUs granted to such employee.

The number of Converted SARs and Converted RSUs received by each named executive officer is as follows:

Named Executive Officer	Converted SARs	Converted RSUs
Jeffrey S. Niew	250,107	13,160
John S. Anderson	63,185	5,265
David W. Wightman	129,876	0
Michael A. Adell	56,563	0
Raymond D. Cabrera	70,101	1,880

The Converted SARs were granted under the Plan pursuant to a Replacement SSAR Agreement, the form of which is filed herewith as Exhibit 10.3 and incorporated herein by reference. The Converted SARs are subject to the same terms, vesting conditions, exercise procedures, expiration dates, termination provisions and other terms and conditions as were in effect immediately prior to the Separation. The Converted SARs have exercise prices ranging from $14.28 to $23.92.

The Converted RSUs were granted under the Plan pursuant a Replacement Restricted Stock Unit Award Agreement, the form of which is filed herewith as Exhibit 10.4 and incorporated herein by reference. The Converted RSUs are subject to the same terms, vesting conditions, issuance dates, method of distribution and other terms and conditions that were in effect immediately prior to Separation, except as noted above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Stock Option Award Agreement

10.3	Form of Replacement SSAR Agreement

10.4	Form of Replacement Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: March 11, 2014

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Stock Option Award Agreement

10.3	Form of Replacement SSAR Agreement

10.4	Form of Replacement Restricted Stock Unit Award Agreement

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